January 27, 2009

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Re:	Dreyfus Investment Funds

Dreyfus/The Boston Company Large Cap Core Fund

Dreyfus/The Boston Company Small Cap Value Fund

Dreyfus/The Boston Company Small Cap Value Fund II

Dreyfus/The Boston Company Small Cap Growth Fund

Dreyfus/The Boston Company Small/Mid Cap Growth Fund

Dreyfus/The Boston Company Small Cap Tax Sensitive Equity Fund

Dreyfus/The Boston Company Emerging Markets Core Equity Fund

Dreyfus/The Boston Company International Core Equity Fund

Dreyfus/The Boston Company International Small Cap Fund

Dreyfus/Standish Intermediate Tax Exempt Bond Fund

Dreyfus/Newton International Equity Fund

File Nos. 33-8214; 811-4813

Post-Effective Amendment No. 137

Ladies and Gentlemen:

In connection with the filing of Post-Effective Amendment No. 137 to the Registration Statement on Form N-1A (File Nos. 33-8214 and 811-4813) of Dreyfus Investment Funds (the “Company”) which you are about to file with the Securities and Exchange Commission, we hereby consent to the reference to our firm as “counsel” in the Statement of Additional Information of each of the above-named series of the Company, incorporated by reference into the Prospectuses of each of those series.

Very truly yours,

/s/ K&L Gates LLP